Exhibit 10.4

PEDIATRIX MEDICAL GROUP, INC.
INCENTIVE STOCK OPTION AGREEMENT
FOR
[ insert name of optionee here ]

Agreement

     1. Grant of Option. Pediatrix Medical Group, Inc. (the “Company”) hereby grants, as of [ ] (“Date of Grant”), to [ ] (the “Optionee”) an option (the “Option”) to purchase up to [ ] shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), at an exercise price per share equal to $[ ] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s 2004 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes. The Option is an Incentive Stock Option, and not a Non-Qualified Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

     2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

     3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

     Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities, any unvested portion of the Option shall terminate and be null and void.

     4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

     5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares (or to the extent permitted by the Committee, by a margin loan), sufficient to pay the Exercise Price and any applicable income or employment taxes.

     6. Termination of Option. Except as otherwise provided in any Employment Agreement between the Company or a Related Entity and the Optionee, any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (i) unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated for any reason other than by reason of (A) termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause, (B) a Disability of the Optionee, or (C) the Optionee’s death;

          (ii) immediately upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities for Cause;

          (iii) twelve months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

          (iv) twelve months after the date of termination of the Optionee’s Continuous Service with the Company and its Related Entities by reason of the death of the Optionee (or, if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 6); or

          (v) the [tenth] anniversary of the date as of which the Option is granted.

     7. Transferability. The Option shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Optionee to any party (other than the Company or Related Entity), or assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of the Optionee, and during the lifetime of the Optionee, the Option only may be exercisable by the Optionee or his or her guardian or legal representative. A Beneficiary or other person claiming any rights under the Plan or this Agreement from or through the Optionee shall be subject to all of the terms and conditions of the Plan and this Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

     9. Acceleration of Exercisability of Option.

          (a) Unless, and only to the extent, otherwise provided, in any Employment Agreement between the Optionee and the Company or any Related Entity, or as otherwise determined by the Committee, in its sole and absolute discretion, this Option shall not become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (i) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof, or (ii) the Option is terminated pursuant to Section 6(b)(i) hereof.

          (b) Unless, and only to the extent, otherwise provided in any Employment Agreement between the Optionee and the Company or any Related Entity, or as otherwise determined by the Committee, in its sole and absolute discretion, this Option shall not become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.

     10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

     11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

     12. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or this Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option. If and to the extent that the number of Options granted pursuant to this Agreement exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option.

     13. Interpretation / Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

     14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 1301 Concord Terrace, Sunrise, FL 33323, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

     [15. Restrictive Covenants and Return of Option Gains. In consideration for the Company’s grant of this Option to the Optionee, and for the valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Optionee agrees to the following:

          (a) In the event that (i) the Optionee exercises any portion of this Option and the Optionee’s Continuous Service terminates for any reason whatsoever within twelve (12) months after such exercise, and (ii) during the Optionee’s Continuous Service or within twelve (12) months after termination of such Continuous Service, the Optionee violates any non-competition, non-solicitation, or confidentiality agreement with the Company or any Related Entity, including without limitation, any agreements contained in Section (b) and (c) of this Section 15, the Committee in its sole discretion, may require the Optionee to return the Option Gain to the Company upon written demand. “Option Gain” shall be defined as the gain represented by the Fair Market Value of a Share on the date of exercise less the Exercise Price, multiplied by the number of Shares that the Optionee purchased as a result of the exercise of the Option, without regard to any subsequent market price decrease or increase.

          (b) The Optionee shall hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company or any Related Entity and their respective businesses which the Company or any Related Entity consider to be proprietary, trade secret or confidential, that the Optionee obtains or has previously obtained during his or her Continuous Service and that is not public knowledge (other than as a result of the Optionee’s violation of this provision) (the “Confidential Information”). The Optionee shall not directly or indirectly use any Confidential Information for any purposes not associated with the activities of the Company or any Related Entity, or communicate, divulge or disseminate Confidential Information to any person or entity not authorized by the Company or any Related Entity to receive it at any time during or after termination of Optionee’s Continuous Service, except with the prior written consent of the Company or as otherwise required by law or legal process.

          (c) For a period of nine months after the termination of the Optionee’s Continuous Service, for any reason, voluntary or involuntary, the Optionee shall not, without the written consent of the Company, directly or indirectly solicit, entice, persuade or induce any person to leave the Continuous Service, or employ or attempt to employ or enter into any contractual arrangement with any employee or former employee (other than a former employee who has not been employed by the Company or any Related Entity for a period in excess of six months), of the Company or any Related Entity (other than persons employed in a clerical, non-professional or non-management position).

          (d) The Optionee understands and agrees that the restrictions set forth above, including, without limitation, the duration and the business scope of such restrictions, are reasonable and necessary to protect the legal interests of the Company and the Related Entities. The Optionee further agrees that the Company and the Related Entities shall be entitled to seek injunctive relief in the event of any actual or threatened breach of such restrictions. If any provision of this Section 15 is determined to be unenforceable by any court, then such provision shall be modified or omitted only to the extent necessary to make the remaining provisions of this Section 15 enforceable.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the [ ] day of [ ], [ ].

COMPANY: PEDIATRIX MEDICAL GROUP, INC.
By:
[ ]

     The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:_________________	OPTIONEE:
By:
[ ]